EXHIBIT 4.12

Employment agreement – Mr Ross E Pinney (as Executive General Manager, Office of the CEO)

The employment agreement of Mr Ross E Pinney is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.